CEL-SCI CORPORATION
Financial Statements for the Years Ended September 30, 1995, 1994, and 1993, and Independent Auditors' Report




To the Board of Directors and Shareholders of CEL-SCI Corporation:

We have audited the accompanying balance sheets of CEL-SCI Corporation as of September 30, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CEL-SCI Corporation as of September 30, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, as of September 30, 1994, the Company changed its method of accounting for certain investments in debt and equity securities to conform with Statement of Financial Accounting Standards No. 115.
Washington, DC
November 29, 1995, except for Note 14, as to which the date is December 23, 1995
Page F-2
                      F - 3



Page F-3

Page F-4
Page F-5
CEL-SCI CORPORATION

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1995, 1994, AND 1993
2

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT
   ACCOUNTING POLICIES

      CEL-SCI Corporation (the Company) was
                  incorporated
on March 22, 1983, in the State of Colorado, to finance research and development in biomedical science and ultimately to engage in marketing products.
 Significant accounting policies are as
         follows: Investments - Effective
         September 30,
      1994, the Company adopted, on a
      prospective basis, Statement of
      Financial Accounting Standard No. 115,
      "Accounting for Certain Debt and Equity
      Securities" (SFAS 115) and revised its
      policy for investments. Investments
      that may
be sold as part of the liquidity management of the Company or for other factors are classified as available-for-sale and are carried at fair market value. Unrealized gains and losses on such securities are reported as a separate component of stockholders' equity. Realized gains and losses on sales of securities are reported in earnings and computed using the specific identified cost basis. The adoption of SFAS
115, which has not been applied retroactively to prior years' financial statements, resulted in a decrease in stockholders' equity of $85,753 for the net unrealized losses on investments available forsale at September 30, 1994. As of
      September 30, 1995, all debt and equity
      securities had been disposed of and any
      unrealized gains or losses were
      recognized during the year ended
      September 30, 1995 (see Note 2).

         Prior to September 30, 1994, all
      investments available-for-sale were
      carried at the lower of aggregate
      amortized cost or market value.
         Research and Office Equipment -
Research and
      office equipment is recorded at cost
      and depreciated using the straight-line
      method over five and seven years
      estimated useful lives.

         Research and Development Costs
      Research and development expenditures
      are expensed as incurred.

         Patents - Patent expenditures are
      capitalized and amortized using the
      straight line method over 17 years.  In
      the event changes in technology or
      other circumstances impair the value or
      life of the patent, appropriate
      adjustment in the asset value and
      period of amortization will be made.

         Net Loss Per Share - Net loss per
      common share is based on the weighted
      average number of common shares
      outstanding during the period. Common
      stock equivalents, including options to
      purchase common stock, are excluded
      from the calculation as they are
      antidilutive.

         Investment in Joint Venture
      Investment in joint venture is
      accounted for by the equity method.
      The Company's proportionate share of
      the net loss of the joint venture is
      included in the respective statements
      of operations.
         Statement of Cash Flows - For
         purposes
      of the statements of cash flows, cash
      consists principally of unrestricted
      cash on deposit, and short-term money
      market funds.  The Company considers
      all highly liquid investments with a
      maturity of less than three months to
      be cash equivalents.
         Prepaid Expenses - The majority of
      prepaid expenses consist of bulk
      purchases of laboratory supplies to be
      consumed in the manufacturing of the
      Company's product for clinical studies
      and for its further development.
         Income Taxes - Effective October 1,
      1993, the Company adopted Statement of
      Financial Accounting Standard No. 109,
      "Accounting for Income Taxes" (SFAS
      109). SFAS 109 requires an asset and
      liability approach for reporting income
      taxes. Implementation of SFAS 109 in
      1994 did not have any effect on the
      Company's net earnings and reported
      financial position and prior financial
      statements have not been restated.
         Reclassifications - Certain
      reclassifications have been made for
      1994 and 1993 for comparative purposes.
2. INVESTMENTS
   The carrying values and estimated market values of investments available-for-sale at September 30, 1995, are as follows:



     Note2a
  The carrying values and estimated market values of investment securities at
   September 30, 1994, are as follows:


     Note2b

   The gross realized gains and losses of
   sales of investments available-for-sale
   for the years ended September 30, 1995,
   1994, and 1993, are as follows:

     Note 2c

3. PROPERTY AND EQUIPMENT

Property and equipment at September 30, 1995 and 1994, consist of the following:


     Note3a
4. JOINT VENTURE

  In April 1986, the Company paid $200,000
                    cash
   and issued 500,000 shares of its $.01
   par value common stock to acquire half
   the rights to technology which may be
   useful in the diagnosis, prevention and
   treatment of Acquired Immune Deficiency
   Syndrome (AIDS) from Alpha I
   Biomedicals, Inc.  The Company's stock
   was valued at $1.50 per share on the
   basis of arm's-length negotiations.  At
   the time the transaction took place, the stock was trading at $2.42. Because the cost of these rights to technology is considered research and development, the
   $950,000 purchase price was expensed.
The Company and Alpha 1 Biomedicals, Inc.
                       (Alpha 1)
   contributed their respective interests
   in the technology and $10,000 each to
   capitalize a joint venture, Viral
   Technologies, Inc. (VTI). VTI is wholly
   owned by the Company and Alpha 1, each
   having a 50% ownership interest.  The
   total loaned or advanced to VTI by CEL-
   SCI Corporation through September 30,
   1995, was $1,592,584 (see Note 13).

   During the three years ended September
   30, 1995, VTI had no sales.  The
   operations of VTI were as follows:


     Note4a
The balance sheets of VTI at September 30,
                       1995 and
   1994, are summarized as follows:


     Note4b


   On December 17, 1987, Viral
   Technologies, Inc., entered into a
   licensing agreement with Nippon Zeon
   Company, Ltd., a Japanese company. Under the agreement, Nippon Zeon will engage in the development and testing and, if development is successful, the marketing of the potential AIDS vaccine in the Pacific Rim area. As a result, Viral
   Technologies, Inc., received
   precommercialization payments of
   $850,000 during the year ended September
   30, 1988.

   During the year ended September 30,
   1995, VTI purchased back from Nippon
   Zeon the licensing agreement.  No cash
   or stock was exchanged; however, Nippon
   Zeon retains a royalty on any future
   sales of the drug HGP30 in its former
   exclusive licensed territories.

5. CREDIT ARRANGEMENTS
    At September 30, 1995, the Company had
                   a promissory
 note outstanding with a bank in the amount of $811,263. This promissory note was converted in November 1994 from a prior line of credit. The line of credit outstanding at September 30, 1994, was $788,601, and the Company subsequently drew down additional amounts during the year ended September 30, 1995, prior to converting the line of credit to a promissory note. The principal is being repaid over forty-eight consecutive months beginning February 5, 1995.
   Interest on the outstanding balance is
   calculated at the Bank's prime rate plus two percent, which is 10.75% at September 30, 1995, and is to be paid monthly with the principal payments.
   The promissory note is secured by all
   corporate assets and requires the
   Company to hold a certificate of deposit equal to 20% of the outstanding balance of the line of credit with the Bank.
   Under the promissory note the Company is also subject to certain minimum equity, liquidity, and operating covenants.
6. COMMITMENTS AND CONTINGENCIES
   In 1993, an officer and director of the
   Company was involved in legal
   proceedings concerning shares of the
   Company's common stock. The officer and director was acting on behalf of the Company in trying to secure financing, and the Company paid legal fees in connection with these proceedings and indemnified the officer for any loss he suffered upon the settlement of these matters.
   During 1992, one of the matters was
   settled by the officer and director
   delivering 3,000 shares of the Company's common stock to one plantiff and paying this plantiff $200,000. In the other matter, a European Court awarded a different plantiff 25,000 shares of the Company's common stock owned by the officer and director. In October 1993, the Company issued 25,000 shares of common stock to the plaintiff to satisfy the judgment and in lieu of reimbursement to the officer and director for this claim. The value of the shares issued, $202,500, was expensed during 1993 and was included in accrued expenses at September 30, 1993.
7. RELATED-PARTY TRANSACTIONS
The technology and know-how licensed to the Company was developed by a group of researchers under the direction of Dr.
   Hans Ake Fabricius and was assigned
   during 1980 and 1981 to Hooper Trading
   Company, N.V., a Netherlands Antilles
   corporation (Hooper) and Shanksville
   Corporation, also a Netherlands Antilles corporation (Shanksville). Maximillian de Clara, an officer and director in the Company, and Dr. Fabricius own
   50% and 30%, respectively, of each of
   these companies. The technology and know-how assigned to Hooper and Shanksville was licensed to Sittona Company, B.V., a Netherlands corporation (Sittona), effective September, 1982 pursuant to a licensing agreement which requires
   Sittona to pay to Hooper and Shanksville royalties on income received by Sittona respecting the technology and know-how licensed to Sittona. In 1983, Sittona licensed this technology to the Company.
   At such time as the Company generates
   revenues from the sale or sublicense of
   this technology, the Company will be
   required to pay royalties to Sittona
   equal to 10% of net sales and 15% of
   licensing royalties received from third
   parties.  In that event, Sittona,
   pursuant to its licensing agreements
   with Hooper and Shanksville, will be
   required to pay to those companies a
   minimum of 10% of any royalty payments
   received from the Company. In 1985 Mr.
   de Clara acquired 100% of the issued and outstanding stock of Sittona. Mr. de
   Clara and Dr. Fabricius, because of
   their ownership interests in Hooper and
   Shanksville, could receive approximately
   50% and 30% respectively, of any
   royalties paid by Sittona to Hooper and
   Shanksville, and Mr. de Clara, through
   his interest in all three companies
   (Hooper, Shanksville, and Sittona), will receive up to 95% of any royalties paid by the Company.
  During 1992, the Company reimbursed an
   officer and director for legal fees
   incurred in connection with certain
   legal proceedings as discussed in Note
   6. In addition, during 1992 the Company
   paid the officer and director $200,000,
   representing the amount that he paid in
   connection with one of the legal
   proceedings discussed in Note 6 and, in
   1993, issued 3,000 shares of common
   stock to the officer and director as
   reimbursement for shares he delivered in connection with the proceeding. The
   $200,000 payment was expensed in 1992,
   and the value of the 3,000 shares,
   $20,100 was expensed in 1993.
8. INCOME TAXES
   The approximate tax effect of each type
   of temporary differences and
   carryforward that gave rise to the
   Company's tax assets and liabilities at
   September 30, 1995 and 1994, is as
   follows:


     Note8a
   The Company has available for income tax purposes net operating loss carryforwards of approximately
   $24,370,937, expiring from 1998
   through 2007.

  In the event of a significant change in
   the ownership of the Company, the
   utilization of such carryforwards could
   be substantially limited.

   9. STOCK OPTIONS, WARRANTS, AND BONUS
PLAN

   During the year ended September 30,
   1995, the Board of Directors canceled
   certain options under the various stock
   option plans and replaced them with new
   options. Under this conversion the
   number of options outstanding did not
   increase or decrease as the conversion
   was an exchange of options within the
   plans to maximize reserved shares in the Plans with the options granted.

 The shareholders of the Company approved the adoption of the 1995 Non-Qualified
   Stock Option Plan (1995 Non-Qualified
   Plan) and reserved 400,000 shares under
   the plan. Terms of the options are to be determined by the Company's Compensation
   Committee, but in no event are options
   to be granted for shares at a price
   below fair market value at the date of
   grant.

   On February 23, 1988, the shareholders
   of the Company adopted the 1987
   Nonqualified Stock Option and Stock
   Bonus Plan (the 1987 Plan). This plan
   reserved 200,000 shares of the Company's previously unissued common stock to be granted as incentive stock options to employees. The 1987 Plan reserved 50,000 shares of the Company's previously unissued common stock to be granted as stock bonuses to employees. The exercise price of the options could not be established at less than fair market value on the date of grant and the option period could not be greater than ten years. During 1993, the 1987 Plan was terminated and no further options will be granted and no further bonus shares will be issued pursuant to the 1987 Plan.

   On September 30, 1993, the shareholders
   of the Company approved the adoption of
   three new plans, the 1993 Incentive
   Stock Option Plan (1993 Incentive Plan), the 1993 Non Qualified Stock Option Plan
   (1993 Non Qualified Plan) and the Stock
   Bonus Plan (1993 Bonus Plan). Shares are reserved under each plan and total
   100,000, 60,000 and 40,000 shares,
   respectively.  Only employees of the
   Company are eligible to receive options
   under the Incentive Plan, while the
   Company's employees, directors,
   officers, and consultants or advisors
   are eligible to be granted options under the NonQualified Plan or issued shares under the Bonus Plan. Terms of the options are to be determined by the Company's Compensation Committee, which will administer all of the plans, but in no event are options to be granted for shares at a price below fair market value at date of grant. Options granted under the option plans must be granted, or shares issued under the bonus plan issued,
   before August 20, 2002.
  On July 29, 1994, the Board of Directors approved the adoption of two new plans, the 1994 Incentive Stock Option Plan
   (1994 Incentive Plan) and the 1994 Non-
   Qualified Stock Option Plan (1994
   NonQualified). Shares are reserved under each plan and total 100,000 shares for each plan. Only employees of the Company are eligible to receive options under the 1994 Incentive Plan, while the Company's employees, directors, officers, and consultants or advisors are eligible to be granted options under the 1994 Non-Qualified Plan. Terms of the options are to be determined by the Company's Compensation Committee, which will administer all of the plans, but in no event are options to be granted for shares at a price below fair market value at date of grant. Options granted under the option plans must be granted, or shares issued under the bonus plan issued, before July 29, 2004.
Information regarding the Company's stock

   option plan is summarized as follows:

     Note9a

Note9b

































   During 1991, the Company granted a
   consultant an option to purchase 50,000
   shares of the Company's common stock.
   The option is exercisable at $13.80 per
   share and expires in March 1996.  The
   holder of the option has the right to
   have the shares issuable upon the
   exercise of the option included in any
   registration statement filed by the
   Company.








   Also during 1991, the Company granted
   another consultant options to purchase
   6,000 shares of the Company's common
   stock. Options to purchase 667 shares
   expired in April 1993. Options to
   purchase 1,333 shares at $2.50 per share were exercised in April 1994. At
   September 30, 1995, options to purchase
   4,000 shares were outstanding and
   exercisable at prices ranging from $2.50 to $15.00 per share.
   In connection with the 1992 public
   offering, 5,175,000 common stock
   purchase warrants
   were issued and are outstanding at
   September 30, 1995. Every ten warrants
   entitle the holder to purchase one share of common stock at a price of $46.50 per share. During 1995, the expiration of these warrants was extended to February
   1996.  The Company may accelerate the
   expiration date of the warrants by
   giving 30 days notice to the warrant
   holders, provided, however, that at the
   time the Company gives such notice of
   acceleration (1) the Company has in
   effect a current registration statement
   covering the shares of common stock
   issuable upon the exercise of the
   warrants and (2) at anytime during the
   30-day period preceding such
   notice, the average closing bid price of the Company's common stock has been at least 20% higher than the warrant exercise price for 15 consecutive trading days.

 Also in connection with the 1992 offering, the Company issued to the underwriter warrants to purchase 9,000 equity units, each unit consisting of 5 shares of common stock and 5 warrants entitling the holder to purchase one additional share of common stock. The equity unit warrants are outstanding at September
   30, 1995 and are exercisable through
   February 8, 1997, at a price of $255.70
   per unit.  The common stock warrants
   included in the units are exercisable at a price of $76.70 per share.

   During 1995, the Company granted another consultant options to purchase 17,858 shares of the Company's common stock.
   These shares became exercisable on
   November 2, 1995, and will expire
   November 1, 1999. These options are
   exercisable at $5.60 per share.

10.EMPLOYEE BENEFIT PLAN

   During 1993 the Company implemented a
   defined contribution retirement plan,
   qualifying under Section 401(k) of the
   Internal Revenue Code, subject to the
   Employee Retirement Income Security Act
   of 1974, as amended, and covering
   substantially all CEL-SCI employees.
   The employer contributes an amount equal to 50% of each employee's contribution not to exceed 6% of the participant's salary. The expense for the year ended
   September 30, 1995 and 1994, in
   connection with this plan was
   approximately $24,913 and $16,160,
   respectively.
11.LEASE COMMITMENTS
   Operating Leases - The future minimum
   annual rental payments due under
   noncancelable operating leases for
   office and laboratory space are as
   follows:


     Note11a
 Rent expense for the year ended September
                      30, 1995,
  1994, and 1993, was approximately
   $124,059, $122,369, and $55,000,
   respectively.

12.STOCKHOLDERS' EQUITY
   On April 28, 1995 the stockholders of
   the Company approved a 10-for-1 reverse
   split of the Company's outstanding
   common stock, which became effective on
   May 1, 1995. All shares and per-share
   amounts have been restated to reflect
   the stock split.
The Company also participated in a private
                 offering
   during 1995.  This offering allowed for
   the purchase of one share of common
   stock and one warrant (a unit) for the
   price of $2.00 per unit. All 1,150,000
   shares authorized for the offering were
   purchased during the year ended
   September 30, 1995.  Warrants
   outstanding are exercisable at $3.25 and expire on June 30, 1997. Cash of
   $2,300,000 was received in June and
   September 1995. Commissions of $344,150
   were paid or payable relative to the
   offering at September 30, 1995.

   During 1994, the Company granted 1,500
   shares of common stock to an officer as
   a bonus award.  The Company also issued
   25,000 shares to satisfy the judgment
   against an officer and director.  The
   issuance was to the plantiff in lieu of
   reimbursement to the officer and
   director. The judgment was settled in
   1993 and the expense of the issuance was recorded in 1993.

 During 1993, the Company received $27,333
                       cash for
   7,333 shares of common stock.
13.SUBSEQUENT EVENTS - JOINT VENTURE
In October 1995, the Company purchased
                       Alpha 1's 50
 percent interest in VTI.  The Company
   conveyed 159,170 shares of common stock
   as full consideration for all of the VTI capital stock owned by Alpha 1. The acquisition of Alpha 1's interest will be accounted for as purchase with substantially all of the value of the purchase price being expensed as research and development costs.
14.SUBSEQUENT EVENTS - OTHER
   On December 8, 1995, the Board of
   Directors authorized the extension of
   the Company's warrants issued in
   connection with the 1992 public offering from February 6, 1996, to February 6,
   1997.
   On December 23, 1995, the Company
   entered into an agreement with investors to reduce the exercise price of warrants to purchase shares of the Company's common stock issued in a 1995 private offering from $3.25 to
   $1.60 per shares (Note 12). Shares which may be acquired under this agreement with exercise of the warrants total 1,150,000. In connection with modifying the warrant exercise price, 312,500 warrants were exercised for $500,000 in exchange for 312,500 shares of common stock on December 23, 1995. An additional 312,500 warrants are required to be exercised prior to January 31, 1996 with the remaining warrants outstanding through
   June 30, 1997.

15.NEW ACCOUNTING PRONOUNCEMENTS

   In March 1995, the Financial Accounting
   Standards Board issued Statement No. 121 regarding accounting for the impairment of long-lived assets. This statement is required to be adopted by the Company in fiscal 1997. At the present time the Company does not believe that adoption of this statement will have a material effect on its financial position or results of its operations.

    In October 1995, the Financial
                    Accounting Standards
Board issued Statement No. 123, Accounting for Stock Based Compensation. This statement is required to be adopted by the Company in fiscal 1997. The Company has not yet determined the impact of the adoption of this statement on its financial position or


results of its operations. * * * * * *














CEL-SCI CORPORATION
BALANCE SHEETS
SEPTEMBER 30, 1995 AND 1994

ASSETS
1995        1994
CURRENT ASSETS:
    Cash and cash equivalents
$3,886,950  $3,370,713
    Investments, net
170,000   2,694,756
    Interest receivable
64,080     116,733
    Prepaid expenses
341,295      67,648
     Advances to officer/shareholder
and 13,234  17,381
employees

                      Total current
assets 4,475,559     6,267,231
RECEIVABLE FROM JOINT VENTURE
522,695     351,204

RESEARCH AND OFFICE EQUIPMENT - Less
accumulated
 depreciation of $589,897 and $355,430
1,102,038   1,185,499

DEPOSITS
18,178      13,958

PATENT COSTS - Less accumulated
    amortization of $239,490 and
    $211,253
240,541     268,778



$6,359,011  $8,086,670

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable
$248,488    $324,179
    Current portion of note payable
243,372     147,861

                      Total current
491,860     472,040
liabilities

NOTE PAYABLE
567,891     640,740

DEFERRED RENT
24,959      17,598

EQUITY IN LOSS OF SUBSIDIARY
432,268     277,224

                     Total liabilities
1,516,978   1,407,602

STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value -
authorized, 200,000 shares;
        none issued
- -           -
     Common stock, $.01 par value -
authorized, 100,000,000 shares;
        issued and outstanding,
5,338,244 and 53,382
41,882
4,188,244 shares
    Additional paid-in capital

28,799,198  26,854,848
Net unrealized loss on marketable equity
- -    (85,753)
securities (Note 1)
    Accumulated deficit

(24,010,547 (20,131,909

)           )
                   Total stockholders'
equity 4,842,033   6,679,068
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
$6,359,011  $8,086,670
See notes to financial statements.
CEL-SCI CORPORATION

STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 1995,
1994, AND 1993


1995 1994          1993
INVESTMENT INCOME

$365,049 $624,670  $997,964

OTHER INCOME
58,716
- -          -

           Total income
423,765
624,670    997,964

OPERATING EXPENSES:
    Research and development

1,824,661 2,896,109  1,307,042
    Depreciation and amortization
262,705
138,755     55,372
    General and administrative
1,713,912 1,621,990  1,696,119
                    Total
operating expenses
3,801,278
4,656,854  3,058,533

EQUITY IN LOSS OF
    JOINT VENTURE (Note 2)

(501,125) (394,692)  (344,423)

NET LOSS

$3,878,63 $4,426,87  $2,404,99
                                             8 6
2 LOSS PER COMMON SHARE
$0.89
$1.06      $0.58

WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING

4,342,628 4,185,240  4,155,431


See notes to financial statements.
CEL-SCI CORPORATION

STATEMENTS OF STOCKHOLDERS'
EQUITY
YEARS ENDED SEPTEMBER 30,
1995, 1994, AND 1993


Additional
                               Common
Paid-In
                               Stock
                               Shares
Amount Capital   Other     Deficit
Total
BALANCE, OCTOBER 1, 1992
$-
                              4,148,980
$41,490 $26,560,96          $(13,300,04
$13,302,41

9                   1)           8
    Common stock issued for:
        Cash                      7,333
73
27,260        -           -      27,333
        Reimbursement of          3,000
30
20,070        -           -      20,100
expenses
    Net loss                          -
- -
- -        -

(2,404,992)  (2,404,992

)

BALANCE, SEPTEMBER 30, 1993
41,593
                              4,159,313
26,608,299          (15,705,033
10,944,859
)
    Common stock issued for:
        Cash                      2,431
24
39,364        -           -      39,388
        Stock bonus plan          1,500
15
4,935        -           -       4,950
        Settlement of            25,000
250
202,250        -           -     202,500
lawsuit
    Net unrealized loss on
marketable
         securities (Note 1)          -
- -
- -                    -    (85,753)
                                (85,753)
    Net loss                          -
- -
- -        -

(4,426,876)  (4,426,876

)

BALANCE, SEPTEMBER 30, 1994
41,882
                              4,188,244
26,854,848 (85,753) (20,131,909
6,679,068
)
    Common stock issued for
11,500                    -           -
cash                          1,150,000
1,944,350
1,955,850
    Change in market value
of marketable
        securities available          -
- -
- -   85,753           -      85,753
for sale (Note 1)
    Net loss                          -
- -
- -        -

(3,878,638)  (3,878,638

)

BALANCE, SEPTEMBER 30, 1995
$-
                              5,338,244
$53,382 $28,799,19          $(24,010,54
$4,842,033
8                   7)
See notes to financial
statements.



CEL-SCI CORPORATION

STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1995,
1994, AND 1993


1995 1994
1993
CASH FLOWS FROM OPERATING
ACTIVITIES:
    Net loss

$(3,878,6 $(4,426,8 $(2,404,9

38) 76)                         92)
    Adjustments to reconcile net
loss to
        net cash used in operating
activities:
    Stock issued in payment of
- -
207,450    20,100
expenses
    Depreciation and amortization
262,705
138,755    55,372
    Equity in loss of Joint Venture
501,125 394,692   344,423
   Net realized loss (gain) on sale
42,490
- -
of securities
(76,774)
    Amortization of premium
6,407
25,683    18,762
    Changes in assets and
liabilities:
        Decrease (increase) in
4,147
- -
advances
(17,381)
        Increase in prepaid
expenses, deposits, interest
            receivable, and
receivable from joint venture
(396,705)
(31,833) (292,182)
        (Decrease) increase in
accounts payable,
           accrued expenses, and
143,919
deferred rent
(68,330)
(111,552)
        Decrease in payable to
- -
officer and shareholder
(52,370)  (43,448)

                      Net cash used
in operating activities
(3,526,79
(3,950,20 (2,158,04

9) 6)         6)

 CASH FLOWS PROVIDED BY (USED IN)
    INVESTING ACTIVITIES:
    Purchases of investments

(389,688) (1,467,81 (5,993,31

8)        0)
    Sales and maturities of
investments
2,951,299
6,999,273 7,745,943
    Advances to Joint Venture

(346,081) (300,000) (223,750)
    Expenditures for property and
equipment
(151,006)
(999,807) (318,556)
    Expenditures for patents
- -
- -   (8,777)

                      Net cash
provided by investing activities
2,064,524
4,231,648 1,201,550

CASH FLOWS PROVIDED BY (USED IN)
    FINANCING  ACTIVITIES:
    Issuance of note payable
184,915
788,601         -
    Issuance of common stock
39,388    27,333

  1,955,850 Repayment of note payable
- -         -

(162,253)

                      Net  cash
827,989    27,333
provided by financing activities
1,978,512

NET INCREASE (DECREASE) IN CASH
516,237
1,109,431 (929,163)
CASH AND CASH EQUIVALENTS, BEGINNING
OF YEAR
3,370,713
2,261,282 3,190,445

CASH AND CASH EQUIVALENTS, END OF
YEAR
$3,886,95
$3,370,71 $2,261,28
                                             0 3
2 SUPPLEMENTAL DISCLOSURE OF NON-CASH
ACTIVITY:
    During 1994, the net unrealized
loss on investments available-for-
sale was $85,753.

    During 1994, 25,000 shares were
issued as settlement of a lawsuit at
a cost of $202,500  (see Note 6).


See notes to financial statements.


  Year Ending
September 30,
Amount

1996

$135,123
1997

140,335
1998
56,160
1999
59,573
2000
62,010
Thereafter

162,728

Total minimum lease payments

$615,929


                         Septemb
                       er 30,
                       1995

Gross Gross      Market

Value
                         Amortiz
Unreal Unreal       at
                           ed
ized
ized      Septemb

er 30,
                          Cost
Gains
Losses      1995

Certificates of
$-
$-
Deposit                 $170,00
$170,00
                              0
0

September 30,
1994
            Gross     Gross     Market
                                 Value
                       Amortize
                       Unreal
Unreali      at
                          d
ized
zed     Septembe

r 30,
                         Cost
Gains
Losses      1994

U.S. Government
$-
Securities             $1,471,0
$46,362    $1,424,7
                             96
34

Corporate Debt
Securities             1,108,58
2,442
41,833    1,069,19
                              1
0

Certificates of
- -
- -
Deposit                 200,832
200,832


                       $2,780,5
$2,442 $88,195    $2,694,7
                             09
56







                                       1995
1994     1993
Realized gains
$-

$17,839 $128,205

Realized losses
60,329
51,431       -

Net realized gain (loss)
$-

$(42,490 $76,774
                                            )



1995       1994
Research equipment

$979,048   $843,187

Furniture and equipment
136,486    120,185

Leasehold improvements
576,401    577,557



1,691,935  1,540,929

Less accumulated depreciation and
amortization
(589,897)  (355,430)

Net property and equipment

$1,102,03  $1,185,49

8          9
                                 Years
                                  Ended
                                September
                                   30,
                                    1995
1994      1993

Income                             $-
$-
$       -

Expenses
789,384   688,846

1,002,250

Net Income (Loss)

$(1,002,25 $(789,384 $(688,846

0) )         )
September

30,
1995       1994
Current assets
$30,484     $24,403

Noncurrent assets
$187,821     $87,822

Current liabilities

$4,275,078  $3,197,143

Equity (deficit - net of initial
capitalization)
$(4,056,77  $(3,084,91

3)          8)

1995       1994

Depreciation

$(16,660)   $(27,325)

Prepaid expenses
(14,413)    (25,680)
Net operating loss carryforward

9,251,208   7,675,907
Other
9,474       6,680
Less:  Valuation allowance

(9,229,609  (7,630,772

)           )

Net deferred
$-          $-


                                   Opti
                                    on
                                    Pri
                                    ce
                                     Pe
                                     r
Outsta   Exerci

Share nding   sable
1987 Stock Option and Bonus
Plan
Balance, September 30, 1992
$3.40
- -

20.90 189,25   31,000

0
    Became exercisable
- -

77,999
    Exercised

$4.00 (6,000
(6,000
)        )
Balance, September 30, 1993
$3.40
                                      1
                                      9
                                      .
                                      6
                                      0
183,25   102,99

0        9
    Became exercisable
- -

40,250

Balance, September 30, 1994
$3.40
                                      2
                                      0
                                      .
                                      9
                                      0
183,25   143,24

0        9
    Canceled
$3.40
                                      2
                                      0
                                      .
                                      9
                                      0
176,25 1 136,24

0 3      9

6

,

2

4

9

Balance, September 30, 1995        $19.70
                                      16.
                                      50
7,000    7,000

1992 Incentive Stock Option
Plan
Balance, September 30, 1992
$13.40
500        -
 Granted                        $13.80 -
- -

15.60 12,000
Balance, September 30, 1993        $13.40
                                      15.
                                      60
12,500
 Granted                         $6.80 -
- -

11.90 29,500
    Became exercisable
- -

4,166

Balance, September 30, 1994         $6.80
                                      15.
                                      60
                                      4
42,000    4,166
                                    2
                                    0
                                    ,
                                    0
                                    0
                                    0
    Canceled                        $6.80
    -
                                      15.60
(42,00   (4,166
0)        )
    Granted                         $2.87 -
                                       3.87
57,550   20,917
Balance, September 30, 1995         $2.87 -
                                       3.87
4 57,550   20,917
                                    2
                                    0
                                    ,
                                    0
                                    0
                                    0

1992 Nonqualified Stock Option
Plan
Balance, September 30, 1992          $13.40
- -
                                            4
                                    2,500 2
                                    0
                                    ,
                                    0
                                    0
                                    0

  Granted                        $13.80 -
- -
                             15.60   15,500

Balance, September 30, 1993          $13.40
- -

18,000
    Granted                         $8.70 -
- -
                             13.80   18,000
    Became exercisable
- -

18,000

Balance, September 30, 1994         $8.70 -
                                      13.80

36,000 1 18,000

8

,

0

0

0
    Canceled                        $8.70
- -
- -

13.40 (7,500 -
)
    Granted
$2.87
- -

31,500
    Became Exercisable
- -

4 42,000

2

,

0

0

0
Balance, September 30, 1995
$2.87
- -

15.60 60,000 6 60,000

0

,

0

0

0








                                   Opti
                                    on
                                    Pri
                                    ce
                                     Pe
                                     r
Outsta   Exerci

Share nding   sable


1992 Stock Bonus Plan
    Granted during 1994

$8.70 1,500    1,500
    Exercised
$8.70

(1,500   (1,500

)        )

Balance, September 30, 1994 and
- -        -
1995

1994 Incentive Stock Option
Plan
    Granted
- -

$2.87
50,000
Balance, September 30, 1994
- -

$2.87 50,000 -
    Granted

$2.87 50,000
    Became Exercisabe
- -

$2.87 61,000

Balance, September 30, 1995

$2.87 100,00   61,000

0

1994 Nonqualified Stock Option
Plan
    Granted
- -

$2.87 70,000 -

Balance, September 30, 1995

$2.87 70,000 -
    Granted
$2.87 -

3.87
27,250 -
    Became exercisable
- -

48,084

Balance, September 30, 1995
$2.87 -

3.87
97,250   48,084
1995 Nonqualified Stock Option
    Granted in 1995
$2.87 -

$3.87 329,25

1
    Became exercisable
- -

70,000

Balance, September 30, 1995

329,25   70,000

1










Item 1.   FINANCIAL STATEMENTS
CEL-SCI CORPORATION

- -------------------

CONSOLIDATED CONDENSED BALANCE
SHEETS

- ------------------------

ASSETS

(unaudited)

                                   March 31,      September
                                                     30,
                                      1996           1995
CURRENT ASSETS:

  Cash and cash equivalents         $3,803,786
$3,886,950
  Investments, net                     170,000
170,000
  Interest receivable                   86,610
64,080
  Prepaid expenses                     242,812
341,295
  Advances to officer/shareholder
    and employees                      134,644
13,234

                                     4,437,852
4,475,559

RECEIVABLE FROM JOINT VENTURE                0
522,695

RESEARCH AND OFFICE EQUIPMENT-
  Less accumulated depreciation
  of $740,239 and $589,897             981,823
1,102,038

DEPOSITS                                18,178
18,178

PATENT COSTS- less accumulated
    amortization of
    $325,782 and $239,490              423,174
240,541
                                    $5,861,027
$6,359,011

               See notes to
condensed financial statements.

CEL-SCI CORPORATION

- -------------------

CONSOLIDATED CONDENSED BALANCE
SHEETS

- ------------------------

(continued)

LIABILITIES AND STOCKHOLDERS'
EQUITY

(unaudited)

                                   March 31,      September
                                                     30,
                                      1996           1995
CURRENT LIABILITIES:
  Accounts payable                     $57,787
$248,488
  Current portion note payable         243,372
243,372
       Total current liabilities       301,159
491,860

NOTE PAYABLE                           446,201
567,891
CONVERTIBLE DEBENTURE                1,250,000
                                                 -
DEFERRED RENT                           24,959
24,959
EQUITY IN SUBSIDIARY                         0
432,268
       Total liabilities             2,022,319
1,516,978

STOCKHOLDERS' EQUITY

  Preferred stock, $.01
    par value; authorized,
    200,000 shares; none issued
                                  -              -
  Common stock, $.01 par
    value; authorized,
    100,000,000 shares;
    issued and outstanding,
    6,328,581 and
    5,338,244 shares                    63,286
53,382
  Additional paid-in capital        30,904,595
28,799,198
  Deficit                         (27,014,373)
(24,010,547)
  Short-term note receivable from    (114,800)
shareholder                                      -

    TOTAL STOCKHOLDERS'
      EQUITY                         3,838,708
4,842,033
                                    $5,861,027
$6,359,011
               See notes to
condensed financial statements.

CEL-SCI CORPORATION

- -------------------

CONSOLIDATED CONDENSED STATEMENTS
OF OPERATIONS

- ---------------------------------

(unaudited)

                                  Six Months
                                  Ended

                                  March 31,
                                      1996           1995
REVENUES:
  Interest income                      $84,914
$190,306
  Other income                          25,406
17,611
  TOTAL INCOME                         110,320
207,917
EXPENSES:
  Research and development           1,750,694
1,149,943
  Depreciation and
    amortization                       139,962
133,986
  General and administrative         1,219,719
778,248

    TOTAL OPERATING EXPENSES         3,110,375
2,062,177

  EQUITY IN LOSS OF JOINT VENTURE      (3,772)
(290,340)
                                     3,114,147
2,352,517

NET LOSS                            $3,003,827
$2,144,600

LOSS PER COMMON SHARE                    $0.52
$0.51
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                 5,825,011
4,188,244

               See notes to
condensed financial statements.

CEL-SCI CORPORATION

- -------------------

CONSOLIDATED CONDENSED STATEMENTS
OF OPERATIONS

- ---------------------------------
- -

(unaudited)

                                  Three Months
                                  Ended

                                  March 31,
                                      1996           1995
REVENUES:
  Other income                          $7,326
$17,611
  Interest Income                       40,493
73,605

    TOTAL INCOME                        47,819
91,216

EXPENSES:
  Research and development             512,497
531,307
  Depreciation and
    amortization                        68,694
67,211
  General and administrative           741,831
379,968
    TOTAL OPERATING EXPENSES         1,323,022
978,486
  EQUITY IN LOSS OF JOINT VENTURE            0
(108,761)
                                     1,323,022
1,087,247
NET LOSS                            $1,275,203
$996,031


LOSS PER COMMON SHARE              $              $
                                  0.21           0.24
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                 6,196,630
4,188,244
               See notes to
condensed financial statements.

CEL-SCI CORPORATION

- -------------------

CONSOLIDATED CONDENSED STATEMENTS
OF CASH FLOW

- ---------------------------------

(unaudited)

                                  Six Months
                                  Ended

                                  March 31,
                                      1996           1995
CASH FLOWS FROM OPERATING
  ACTIVITIES:
NET LOSS
                                  $(3,003,827)
$(2,144,600) Adjustments to reconcile net loss
to
  net cash used in operating
activities:
  Depreciation and amortization        139,962
133,986
  Equity in loss of joint venture        3,772
290,340
  Research and development
expense related
    to purchase of Viral               515,617
Technologies, Inc.
  Amortization of premium on       -
18,722
investments
  Realized loss on sale of
12,965
investments
Changes in assets and
liabilities, net of effect from
purchase
    of Viral Technologies, Inc.:
Decrease (increase) in interest  (22,530)             6,449
receivable
  Decrease (increase) in prepaid   98,483
(19,924)
expenses
Decrease (increase) in advances  (121,409)          (9,356)
  Decrease (increase) in
receivable from
    joint venture                  -
(79,128)
  Increase (decrease) in accounts  (190,701)
(177,918) payable
NET CASH USED IN OPERATING         (2,580,633)
(1,968,464)
ACTIVITIES
CASH FLOWS PROVIDED BY (USED IN)
INVESTING ACTIVITY:
  Sales of investments                       -
1,487,866
  Advance to Joint Venture                   -
(208,655)
  Payment on note                    (121,690)
(60,845)
  Purchase of research and office      (2,907)
(120,932)
equipment
  Patent costs                        (11,651)
- -
NET CASH USED IN INVESTING           (136,248)
1,097,434
ACTIVITY
CASH FLOWS PROVIDED BY FINANCING
ACTIVITIES:
Issuance of convertible            1,250,000        205,195
debenture
  Issuance of common stock           1,383,717
NET CASH PROVIDED BY FINANCING       2,633,717
205,195 ACTIVITIES
NET (DECREASE) INCREASE IN CASH       (83,164)
(665,835)

CASH AND CASH EQUIVALENTS:
Beginning of period                3,886,950      3,370,713

  End of period                     $3,803,786
$2,704,878
NON-CASH TRANSACTION:  In October
1995, Cel-Sci issued 159,170
shares of common stock as
consideration for
the purchase of the remaining 50%
of Viral Technology, Inc.  In
conjunction with the acquisition,
CEL-SCI obtained
net assets with a fair value of
approximately $170,000.
NON-CASH TRANSACTION:  In March,
1996,  a shareholder of the
corporation exercised options to
purchase
40,000 shares of common stock.
The shareholder signed a note for
the stock, agreeing to pay the
note by the
end of June, 1996.
                    See notes to
condensed financial statements.
                                       7
          CEL-SCI CORPORATION
   NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
     SIX MONTHS ENDED MARCH 31, 1996 AND 1995 (unaudited)

A.   SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     Basis of Presentation

The accompanying financial statements have been prepared in accordance with rules established by the Securities and Exchange Commission for
Form 10-Q. Not all financial disclosures required to present the financial position and results of operations in accordance with generally accepted accounting principles are included herein. The reader is referred to the Company's Financial Statements included in
the registrant's Annual Report on Form 10K   for the year ended
September 30,    1995.  In
the opinion of management, all accruals and adjustments (each of which is of a normal recurring nature) necessary for a fair presentation of the financial position as of March 31, 1996 and the results of operations for the six-month period then ended have been made. Significant accounting policies have been consistently applied in the interim financial statements and the annual financial statements.
     Investments
Effective September 30, 1994, the Company adopted, on a prospective basis, Statement of Financial Accounting Standard No. 115, "Accounting for Certain Debt and Equity Securities" (SFAS 115) and revised its policy for investments. Investments that may be sold as part of the liquidity management of the Company or for other factors are classified as available-for-sale and are carried at fair market value. Unrealized gains and losses on such securities are reported as a separate component of stockholders' equity. Realized gains and losses on sales of securities are reported in earnings and computed
using the specific identified cost basis.   As of March 31, 1996,
there is no effect on the Company's financial statements.


Loss per Share

Net loss per common share is based on the weighted average number of common shares outstanding during the period. Common stock equivalents, including options to purchase common stock, are excluded from the calculation as they are antidilutive.

     Long-lived Assets
     Statement of Accounting Standards No. 121, "Accounting for the Impairment of Longlived Assets and for Long-lived Assets to be Disposed of" is effective for financial statements for fiscal years beginning after December 15, 1995. It is the Company's opinion that the adoption of the statement would have no material effect on its Financial Statements.


B.   JOINT VENTURE

On October 30, 1995, the Company announced it had acquired Alpha 1 Biomedical's interest in Viral Technologies, Inc. ("VTI"). VTI was formed by the two companies in 1986. This transaction gives CEL-SCI 100% ownership of VTI. Under the terms of the agreement, CELSCI gave Alpha 1 Biomedicals, Inc. 159,170 shares of CEL-SCI common stock as the purchase price for net assets with a fair value of approximately $170,000. The acquisition was accounted for under the purchase method of accounting; and as the acquisition represents primarily research and development costs, the purchase price was expensed and is included as research and development expense for the six months ended March 31, 1996. Effective October 31, 1995, the Company has consolidated CELSCI's and VTI's financial statements and the consolidated financial statements reflect the results of VTI's
operations since the date of acquisition.   This results in a
significant increase in patent costs on the consolidated balance sheet. Intercompany accounts are eliminated upon consolidation.

C.   CONSTRUCTION OF NEW LABORATORY AND
FUNDING

On January 31, 1994, the Company entered into a leasing agreement with a non-affiliated landlord for 7,800 square feet in Baltimore,
Maryland.  In the spring of    1994 the Company commenced
construction of the new laboratory. The cost of the laboratory
buildout and equipment  was approximately $1,100,000.   To fund this
laboratory, the Company borrowed funds from a bank at a rate of prime plus 2%. The outstanding loan balance at March 31, 1996 is $689,573.
     CONVERTIBLE DEBENTURES
On March 28, 1996, the Company raised $1,250,000 in a private placement. The placement was structured as a convertible debenture. It is convertible into Cel-Sci common stock prior to December 1, 1996. The money will be used for research and development and clinical trials with the Company's cancer and HIV products.